Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

September 24, 2012	Client: 39334-00090

D.R. Horton, Inc.

301 Commerce Street

Suite 500

Fort Worth, Texas 76102

Re:	D.R. Horton, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to D.R. Horton, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”);

(ii) guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”);

(iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”);

(iv) shares of the Company’s preferred stock, par value $.10 per share (the “Preferred Stock”);

(v) depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(vi) contracts for the purchase or sale of Depositary Shares, Preferred Stock or Common Stock (the “Purchase Contracts”);

September 24, 2012

(vii) warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or units of two or more of such securities (the “Warrants”); and

(viii) units of the Company comprised of any combination of Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts, Debt Securities or Debt Securities Guarantees (the “Units”).

The Debt Securities, Debt Securities Guarantees, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants, and Units are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture, dated May 1, 2012, entered into between the Company and American Stock Transfer & Trust Company, LLC (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”). The Senior Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the “Senior Subordinated Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture and the Senior Subordinated Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Senior Base Indenture, forms of the Senior Subordinated Base Indenture and Subordinated Base Indenture, forms of the Debt Securities and Debt Securities Guarantees, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A as “Specified Guarantors” (each Guarantor so identified, a “Specified Guarantor”) is validly existing under the laws of its jurisdiction of formation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Indenture (defined below) and the Debt Securities Guarantees to which it is or may be a party, that the authorization, execution, delivery and performance of such documents by each Specified Guarantor and the performance of its obligations thereunder do not and will not violate the charter or bylaws or other constituent documents of any Specified Guarantor or any law, regulation, order, judgment or decree applicable to such Specified Guarantor and that the Senior Base Indenture has been duly executed and delivered by each Specified Guarantor. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others

September 24, 2012

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the Senior Subordinated Base Indenture or the Subordinated Base Indenture, if applicable, shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and each Guarantor and duly executed and delivered by the Company or any Guarantor and the other parties thereto.

September 24, 2012

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any Debt Securities and related Debt Securities Guarantees, when:

a.	the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company, the Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.	such Debt Securities and Debt Securities Guarantees have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

2.	With respect to any shares of Preferred Stock, when:

a.	the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,

b.	such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and

September 24, 2012

c.	any such Convertible Security was previously validly issued and is fully paid an non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to Depositary Shares, when:

a.	a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company,

b.	the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.	the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to shares of Common Stock, when:

a.	such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

September 24, 2012

b.	any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5.	With respect to any Purchase Contracts, when:

a.	the related purchase contract agreement (“Purchase Contract Agreement”), if any, has been duly executed by the Company and each other party thereto,

b.	the terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.	the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.	such Purchase Contracts have been executed (in the case of certificated Purchase Contracts) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

6.	With respect to any Warrants, when:

a.	the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

September 24, 2012

c.	the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to any Units, when:

a.	the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the laws of the States of California, Colorado and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the States of New York, California, Colorado and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above (other than those in paragraph 2 and 4) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive

September 24, 2012

relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of: (1) Article Eight of the Certificate of Incorporation of CH Investments of Texas, Inc.; (2) Article Eight of the Certificate of Incorporation of CHTEX of Texas, Inc.; (3) Paragraph Eight of the Certificate of Incorporation of D.R. Horton, Inc. – Chicago (excluding the first three sentences thereof); and (4) Article Ten of the Certificate of Incorporation of Western Pacific Housing, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

D. To the extent relevant to our opinions in paragraphs 3, 5, 6 and 7 and not covered by our opinions in paragraphs 1, 2, or 4, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Purchase Contracts, Warrants, or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
C. Richard Dobson Builders, Inc.	Corporation	Virginia	Yes
CH Investments of Texas, Inc.	Corporation	Delaware	No
CHI Construction Company	Corporation	Arizona	Yes
CHTEX of Texas, Inc.	Corporation	Delaware	No
Continental Homes, Inc.	Corporation	Delaware	No
Continental Homes of Texas, L.P.	Limited Partnership	Texas	No
Continental Residential, Inc.	Corporation	California	No
D.R. Horton—Emerald, Ltd.	Limited Partnership	Texas	No
D.R. Horton—Schuler Homes, LLC	Limited Liability Company	Delaware	No
D.R. Horton—Texas, Ltd.	Limited Partnership	Texas	No
D.R. Horton, Inc.—Birmingham	Corporation	Alabama	Yes
D.R. Horton, Inc.—Chicago	Corporation	Delaware	No
D.R. Horton, Inc.—Dietz-Crane	Corporation	Delaware	No
D.R. Horton, Inc.—Fresno	Corporation	Delaware	No
D.R. Horton, Inc.—Greensboro	Corporation	Delaware	No
D.R. Horton, Inc.—Gulf Coast (f/k/a DRH Regrem V, Inc.)	Corporation	Delaware	No
D.R. Horton, Inc.—Huntsville	Corporation	Delaware	No

September 24, 2012

D.R. Horton, Inc.—Jacksonville	Corporation	Delaware	No
D.R. Horton, Inc.—Louisville	Corporation	Delaware	No
D.R. Horton, Inc.—Minnesota	Corporation	Delaware	No
D.R. Horton, Inc.—New Jersey	Corporation	Delaware	No
D.R. Horton, Inc.—Portland	Corporation	Delaware	No
D.R. Horton, Inc.—Sacramento	Corporation	California	No
D.R. Horton, Inc.—Torrey	Corporation	Delaware	No
D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Corporation	Delaware	No
D.R. Horton BAY, Inc. (f/k/a D.R. Horton OCI Inc., D.R. Horton Orange County Inc. and DRH Regrem IX, Inc.)	Corporation	Delaware	No
D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Corporation	Delaware	No
D.R. Horton Los Angeles Holding Company, Inc.	Corporation	California	No
D.R. Horton Management Company, Ltd.	Limited Partnership	Texas	No
D.R. Horton Materials, Inc.	Corporation	Delaware	No
D.R. Horton Serenity Construction, LLC (f/k/a DRH Regrem VIII, LLC)	Limited Liability Company	Delaware	No

September 24, 2012

D.R. Horton VEN Inc. (f/k/a D.R. LAV Inc. and D.R. Horton San Diego Holding Company, Inc.)	Corporation	California	No
DRH Cambridge Homes, Inc.	Corporation	California	No
DRH Cambridge Homes, LLC	Limited Liability Company	Delaware	No
DRH Construction, Inc.	Corporation	Delaware	No
DRH Regrem VII, LP	Limited Partnership	Texas	No
DRH Regrem XII, LP	Limited Partnership	Texas	No
DRH Regrem XIV, Inc.	Corporation	Delaware	No
DRH Regrem XV, Inc.	Corporation	Delaware	No
DRH Regrem XVI, Inc.	Corporation	Delaware	No
DRH Regrem XVII, Inc.	Corporation	Delaware	No
DRH Regrem XVIII, Inc.	Corporation	Delaware	No
DRH Regrem XIX, Inc.	Corporation	Delaware	No
DRH Regrem XX, Inc.	Corporation	Delaware	No
DRH Regrem XXI, Inc.	Corporation	Delaware	No
DRH Regrem XXII, Inc.	Corporation	Delaware	No
DRH Regrem XXIII, Inc.	Corporation	Delaware	No
DRH Regrem XXIV, Inc.	Corporation	Delaware	No

September 24, 2012

DRH Regrem XXV, Inc. (f/k/a D.R. Horton VEN, Inc. and D.R. Horton Inc.—Los Angeles)	Corporation	Delaware	No
DRH Regrem XXVI, LLC	Limited Liability Company	Delaware	No
DRH Regrem XXVII, LLC	Limited Liability Company	Delaware	No
DRH Regrem XXVIII, LLC	Limited Liability Company	Delaware	No
DRH Regrem XXIX, LLC	Limited Liability Company	Delaware	No
DRH Regrem XXX, LLC	Limited Liability Company	Delaware	No
DRH Southwest Construction, Inc.	Corporation	California	No
DRH Tucson Construction, Inc.	Corporation	Delaware	No
HPH Homebuilders 2000 L.P.	Limited Partnership	California	No
KDB Homes, Inc.	Corporation	Delaware	No
Meadows I, Ltd.	Corporation	Delaware	No
Meadows II, Ltd.	Corporation	Delaware	No
Meadows VIII, Ltd.	Corporation	Delaware	No
Meadows IX, Inc.	Corporation	New Jersey	Yes
Meadows X, Inc.	Corporation	New Jersey	Yes
Melmort Co.	Corporation	Colorado	No
Melody Homes, Inc.	Corporation	Delaware	No
Schuler Homes of Arizona LLC	Limited Liability Company	Delaware	No
Schuler Homes of California, Inc.	Corporation	California	No
Schuler Homes of Oregon, Inc.	Corporation	Oregon	Yes
Schuler Homes of Washington, Inc.	Corporation	Washington	Yes
Schuler Mortgage, Inc.	Corporation	Delaware	No
Schuler Realty Hawaii, Inc.	Corporation	Hawaii	Yes
SGS Communities at Grande Quay, L.L.C.	Limited Liability Company	New Jersey	Yes

September 24, 2012

SHA Construction LLC	Limited Liability Company	Delaware	No
SHLR of California, Inc.	Corporation	California	No
SHLR of Colorado, Inc.	Corporation	Colorado	No
SHLR of Nevada, Inc.	Corporation	Nevada	Yes
SHLR of Utah, Inc.	Corporation	Utah	Yes
SHLR of Washington, Inc.	Corporation	Washington	Yes
SRHI LLC	Limited Liability Company	Delaware	No
SSHI LLC	Limited Liability Company	Delaware	No
Vertical Construction Corporation	Corporation	Delaware	No
Western Pacific Funding, Inc.	Corporation	California	No
Western Pacific Housing-Antigua, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Aviara, L.P.	Limited Partnership	California	No
Western Pacific Housing-Boardwalk, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Broadway, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Canyon Park, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Carmel, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Carrillo, LLC	Limited Liability Company	Delaware	No

September 24, 2012

Western Pacific Housing-Communications Hill, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Copper Canyon, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Creekside, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Culver City, L.P.	Limited Partnership	California	No
Western Pacific Housing-Del Valle, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Lomas Verdes, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Lost Hills Park, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-McGonigle Canyon, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Mountaingate, L.P.	Limited Partnership	California	No
Western Pacific Housing-Norco Estates, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Oso, L.P.	Limited Partnership	California	No
Western Pacific Housing-Pacific Park II, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Park Avenue East, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Park Avenue West, LLC	Limited Liability Company	Delaware	No

September 24, 2012

Western Pacific Housing-Playa Vista, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Poinsettia, L.P.	Limited Partnership	California	No
Western Pacific Housing-River Ridge, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Robinhood Ridge, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Santa Fe, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Scripps, L.P.	Limited Partnership	California	No
Western Pacific Housing-Scripps II, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Seacove, L.P.	Limited Partnership	California	No
Western Pacific Housing-Studio 528, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Terra Bay Duets, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Torrance, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Torrey Commercial, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Torrey Meadows, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Torrey Multi-Family, LLC	Limited Liability Company	Delaware	No

September 24, 2012

Western Pacific Housing-Torrey Village Center, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Vineyard Terrace, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing-Windemere, LLC	Limited Liability Company	Delaware	No
Western Pacific Housing—Windflower, L.P.	Limited Partnership	California	No
Western Pacific Housing, Inc.	Corporation	Delaware	No
Western Pacific Housing, L.P. (f/k/a Western Pacific Housing Co., a California Limited Partnership)	Limited Partnership	California	No
Western Pacific Housing Management, Inc.	Corporation	California	No
WPH-Camino Ruiz, LLC	Limited Liability Company	Delaware	No